CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-4266) of our report dated March 28, 1996, on our audit of the financial statements of certain assets and liabilities of Convalescent Services, Inc. and Affiliates acquired by Mariner Health Group, Inc. on January 2, 1996. We also consent to the reference to our firm under the caption "Experts."


                                                    /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 11, 1996